AMENDMENT #3 TO THE OPTION AGREEMENT DATED JULY 7, 2009

THIS AGREEMENT is dated for reference July 9th, 2012.

BETWEEN:

YALE RESOURCES LTD., a corporation organized under the laws of the Province of British Columbia, Canada

("Yale")

AND:

DEL TORO SILVER CORP. (formerly Candev Resource Exploration Inc.), a corporation organized under the laws of the State of Nevada, U.S.A.

("Del Toro")

WHEREAS:

A. Pursuant to an Option Agreement between Yale and Del Toro dated July 7, 2009 (the "Option Agreement") and amended on June 25, 2010 and amended again on October 21st, 2010 (the "Second Amendment Agreement"), Yale granted an option to Del Toro to acquire 70% of Yale's undivided right, title and interest in and to the Dos Naciones Property (as such term defined in the Option Agreement).

B. The Parties have agreed to amend certain provisions of the Second Amendment Agreement as set out herein.

NOW THEREFORE, in consideration of the sum of $10.00 paid by each party to the other and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party, the parties hereto agree as follows:

1. Unless otherwise defined in this Agreement, all capitalized terms used in this Agreement have the meaning ascribed to such term in the Option Agreement.

2. Subsection 2.2.1 (ii) of the Second Amendment Agreement is hereby edited to read the following:

(ii) within 48 hours of signing this Third Amendment Agreement will issue 200,000 shares of common stock of Del Toro to Yale and will issue an additional 200,000 shares of common stock of Del Toro to Yale on, or before, September 15, 2012.

3. This Agreement may be executed in multiple counterparts and all counterparts taken together shall be deemed to constitute one and the same document. This Agreement may be executed and delivered by facsimile or electronic transmission.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

YALE RESOURCES LTD	DEL TORO SILVER CORP.
Per:	Per: Greg Painter
PRESIDENT, YALE RESOURCES	PRESIDENT, CEO of DEL TORO SILVER CORP.
Authorized Signatory	Authorized Signatory